UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 16, 2005 (November 15, 2005)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont   05654
     (Address of principal executive offices)          ( Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On November 15, 2005, the Company signed the Eleventh Amendment, Consent and Waiver (the Eleventh Amendment) from its lenders, The CIT Group—Business Credit and Chittenden Trust Company, pursuant to which CIT and Chittenden waived compliance with certain financial covenants contained in the Financing Agreement dated December 17, 1997, as amended, and modified those covenants for the remainder of 2005 and 2006. In relevant part, the Eleventh Amendment amends the Minimum Operating Cash Flow Ratio (as that term is defined in the Financing Agreement) for the fourth quarter of 2005 and all of 2006. The Company's lenders have also placed a reserve against availability under the revolving credit facility in the amount of $2 million, with the lenders reserving the right to over advance in their discretion. The Company's lenders agreed to reconstitute approximately $6.2 million from the revolving credit facility to the acquisition term loan facility and in connection therewith, the Company executed and delivered a Third Amended and Restated Promissory Note for the term loan facility. The interest rates on the outstanding balances of the term loan and the revolving credit facility were increased by 0.25% until June 30, 2006, at which time the interest rates will be decreased by 0.25% as long as the Company is not in default of the Financing Agreement, as amended. The Eleventh Amendment also limits capital expenditures to $3 million beginning in 2006. The Company's lenders imposed a $30,000 fee in connection with the Eleventh Amendment.

The Eleventh Amendment also prohibits the Company from paying dividends in 2006 without the prior written consent of the lenders. The Company believes it is unlikely that it will receive bank consent to pay dividends in 2006 until and unless the Company returns to levels of profitability and cash flow sufficient to support the payment of dividends in the sole discretion of its lenders.

The foregoing description of the Eleventh Amendment is qualified in its entirety by reference to the Eleventh Amendment, Consent and Waiver, and the Third Amended and Restated Promissory Note attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference hereof.

Item 8.01	Other Events

The Company incorporates by reference to this Item 8.01 the disclosures contained in the second paragraph of Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Eleventh Amendment, Consent and Waiver dated November 15, 2005

	10.2	Third Amended and Restated Promissory Note dated November 15, 2005

ROCK OF AGES CORPORATION

FORM 8-K

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: November 16, 2005	By: /s/Michael B. Tule Michael B. Tule Senior Vice President/General Counsel

Exhibit Index

Number	Description

10.1	Eleventh Amendment, Consent and Waiver dated November 15, 2005

10.2	Third Amended and Restated Promissory Note dated November 15, 2005